ATTORNEYS AT LAW

1025 Thomas Jefferson Street, NW | Suite 400 West

Washington, DC 20007-5208

202.965.8100 | fax 202.965.8104

www.carltonfields.com

Atlanta

Hartford

Los Angeles

Miami

New York

Orlando

Short Hills, NJ

Tallahassee

Tampa

Washington, DC

West Palm Beach

Exhibit n(1)

April 22, 2019

Great-West Life & Annuity Insurance Company

8515 East Orchard Road

Greenwood Village, Colorado 80111

Re: COLI VUL-2 Series Account

Post-Effective Amendment No. 36 to Registration Statement on Form N-6

File Nos. 333-70963 and 811-09201

Ladies and Gentlemen:

We have acted as counsel to Great-West Life & Annuity Insurance Company, a Colorado corporation, regarding the federal securities laws applicable to the issuance and sale of the policies described in the above-referenced registration statement. We hereby consent to the reference to our name under the caption “Legal Matters” in the prospectus filed as part of the above-referenced registration statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ Carlton Fields, P.A.

Carlton Fields, P.A.

Carlton Fields, P.A.

Carlton Fields, P.A. practices law in California through Carlton Fields, LLP.